EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Kings Road Entertainment, Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The Report on Form 10-KSB for the period ended April 30, 2008 (the "Form 10-KSB") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Kings Road Entertainment, Inc. and will be retained by Kings Road Entertainment, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: September 3, 2008

/s/ Philip Holmes
Philip Holmes
(Principal Executive Officer)

/s/ Robert Kainz
Robert Kainz
(Principal Financial Officer)